UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2017

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in more detail below under Item 5.07, at the Annual Meeting of Shareholders on April 26, 2017 (the “2017 Annual Meeting”), the shareholders of Tennant Company (the “Company”) approved the Tennant Company 2017 Stock Incentive Plan (the “2017 Plan”).  The 2017 Plan reserves 1,200,000 shares for issuance of awards under the plan, which amount is subject to adjustment as described in the plan.  Following approval of the 2017 Plan, no further awards will be granted under the Tennant Company Amended and Restated 2010 Stock Incentive Plan, as Amended.  The material terms of the 2017 Plan are described in the Company’s proxy statement for the 2017 Annual Meeting filed on March 15, 2017, which description is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the 2017 Annual Meeting for purposes of electing two directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017, providing advisory approval of executive compensation, providing advisory approval on frequency of future advisory executive compensation approvals and providing approval of the 2017 Plan. Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following two Class I directors was elected for a three-year term expiring in 2020:
Carol S. Eicher	15,600,891	451,482	853,163
Donal L. Mulligan	15,568,463	483,910	853,163

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017 was ratified.	16,455,189	377,096	73,251	0

3. Advisory approval of executive compensation was received.	15,767,171	266,563	18,639	853,163

	1year	2 years	3 years	Abstain
4. Advisory approval of 1 year as the frequency of future advisory executive compensation approvals was received.	13,318,318	21,748	2,700,330	11,977

	For	Against	Abstain	Broker Non-Vote
5. Approval of the Tennant Company 2017 Stock Incentive Plan was received.	14,925,453	1,122,975	3,945	853,163

The Company has considered the shareholder vote regarding the frequency for future advisory votes on executive compensation and determined that it will hold an advisory vote on its executive compensation every year until the next vote on frequency which will be no later than the Company’s Annual Meeting of Shareholders in 2023.

There were 17,719,902 shares of common stock entitled to vote at the meeting and a total of 16,905,536 (95.40%) shares were represented at the meeting.

Item 8.01 Other Events.

In connection with the Company's Board of Directors' ongoing review of the Company’s corporate governance practices, evolving governance standards and shareholder input, the Board has determined to recommend to shareholders an amendment to the Company’s articles of incorporation to provide for a majority voting standard for the election of directors in uncontested elections. The proposal to amend the Company’s articles to adopt majority voting will be submitted to shareholders at the Company’s 2018 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 1, 2016	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Senior Vice President, General Counsel and Secretary